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  As filed with the Securities and Exchange Commission on December 15, 1998.

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             Citation Corporation
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            (Exact name of registrant as specified in its charter)

             Delaware                                  63-0828225
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      (State of Incorporation)            (I.R.S. Employer Identification No.)

  2 Office Park Circle, Suite 204
  Birmingham, Alabama                                     35223
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  (Address of principal executive                       (Zip Code)
             offices)


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If this Form relates to the              If this Form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to
of the Exchange Act and is effective     Section 12(g) of the Exchange
pursuant to General Instruction A.(c),   Act and is effective pursuant
please check the following box.  [ ]     to General Instruction A.(d),
                                         please check the following box.  [x]


Securities Act Registration Statement File Number to which this Form relates:
                                                   Not Applicable
                                                   --------------
                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class              Name of Each Exchange on Which
          to be so Registered              Each Class is to be Registered

-----------------------------------       ------------------------------------
          None                                    Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
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                               (Title of Class)


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                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT=S SECURITIES TO BE REGISTERED.

     At a regularly scheduled meeting held December 10, 1998, the Board of Directors of Citation Corporation (the "Company") approved the Amendment, dated as of December 10, 1998, to the Rights Agreement (the "Rights Agreement"), dated as of November 25, 1998, by and between the Company and The Bank of New York, as Rights Agent (the "Amendment"). The Rights were previously registered on Form 8-A on December 1, 1998.

     A complete copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on December 1, 1998.


ITEM 2.  EXHIBITS.

     Exhibit No.    Description


     4.1 Amendment, dated as of December 10, 1998, to Rights Agreement, dated as of November 25, 1998, 1998, between the Company and The Bank Of New York, as Rights Agent.


                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 1998


                                        CITATION CORPORATION


                                        By: /s/ Frederick F. Sommer
                                            ------------------------
                                            Frederick F. Sommer
                                            President and CEO

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